                                                                       EXHIBIT 3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     The undersigned, J. Larry Nichols and Marian J. Moon, certify that they are the President and Chief Executive Officer and Corporate Secretary, respectively, of Devon Energy Corporation, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), and do hereby further certify as follows:

          1. The name of this Corporation is Devon Energy Corporation.

          2. The name under which the Corporation was originally incorporated was Devon Oklahoma Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on April 13, 1995, with amendments thereto filed on June 7, 1995 and December 31, 1996.

          3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the "Act") by the affirmative vote of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote thereon at a special meeting duly called and held in accordance with the provisions of the Act.

          4. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

     FIRST. The name of the Corporation is:

                            DEVON ENERGY CORPORATION

     SECOND. The address, including the street, number, city and county, of the Corporation's registered office in this state is 735 First National Building, Oklahoma City, Oklahoma 73102; the name of the Corporation's registered agent at such address is The Corporation Company.

     THIRD. The nature of the business and the purpose of the Corporation shall be any and all lawful acts or activities for which a corporation may be organized under the general corporation law of Oklahoma.

     FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 403,000,001 shares, consisting of 3,000,000 shares of Preferred Stock, par value $1.00 per share, and 400,000,000 shares of Common stock, par value $.10 per share and one share of Special Voting Stock, par value $.10 per share. Except as otherwise provided herein or as otherwise required by applicable law, all shares of Special Voting Stock and Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

                                   DIVISION A

                      EXPRESS TERMS OF THE PREFERRED STOCK

     Section 1. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the board of directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The board of directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

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

     The authority of the board with respect to each series shall include but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the board of directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) The annual dividend rate or amount of the series, if any, and whether dividends shall be cumulative or non-cumulative.

          (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative, if at all, and the relative rights of priority, if any, of payment of dividends on shares of that series.

          (e) The redemption rights, if any, for shares of the series and the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary with different conditions and at different redemption dates.

          (f) The voting rights of such shares, if any, and the terms of and limitations on such voting rights.

          (g) The terms and amount of any sinking fund provided for the purpose of redemption or purchase of shares of the series.

          (h) The amounts payable on shares of the series and rights with respect to such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

          (i) Whether the shares of the series shall be convertible into shares of any other class or classes of securities or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

          (j) Restrictions, if any, on the issuance of shares of the same series or of any other class or series.

                                   DIVISION B

                       EXPRESS TERMS OF THE COMMON STOCK

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the stockholders.

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

                                   DIVISION C

                   EXPRESS TERMS OF THE SPECIAL VOTING STOCK

     Each outstanding share of Special Voting Stock shall be entitled at any relevant date to the number of votes determined in accordance with the "Plan of Arrangement" (as that term is defined in that certain Amended and Restated Combination Agreement dated as of June 29, 1998 (as amended and restated from time to time, the "Combination Agreement"), by and between the Corporation and Northstar Energy Corporation) on all matters presented to the stockholders. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock. The Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. At such time as the Special Voting Stock has no votes attached to it because there are no "Exchangeable Shares" (as that term is defined in the Combination Agreement) outstanding, the Special Voting Stock shall be canceled. In respect of all matters concerning the voting of shares, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

     FIFTH. The name and address of the incorporator is as follows:

NAME                               MAILING ADDRESS
----                               ---------------
Jerry A. Warren                    Tenth Floor
                                   Leadership Square
                                   Oklahoma City, Oklahoma 73102

     SIXTH. The number of directors which shall constitute the whole board shall not be less than three nor more than fifteen, and shall be determined by resolution adopted by a vote of two-thirds ( 2/3) of the entire board, or at an annual meeting of stockholders by the affirmative vote of the holders of capital stock entitled to cast sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast at the meeting. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The provisions of this Article shall not be altered, amended or repealed except by the affirmative vote of the holders of capital stock entitled to cast at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast.

     SEVENTH. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders or any class thereof, as the case may be, it is further provided that:

          (a) No election of directors need be by written ballot.

          (b) Except as otherwise provided herein, the power to adopt, amend or repeal the bylaws is conferred on the board of directors.

     EIGHTH. The Corporation elects that the Control Share Act as set forth in
Section 1145 through 1155 of Title 18 of the Oklahoma Statutes shall not apply to the corporation. Furthermore, the Corporation elects not to be governed by
Section 1090.3 of Title 18 of the Oklahoma Statutes.

     NINTH. No director of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director, except for personal liability:

          (a) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (b) under Section 1053 of the Oklahoma General Corporation Act;

          (c) for any breach of the director's duty of loyalty to the Corporation or its stockholders; or

          (d) for any transaction from which the director derived an improper personal benefit.

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

     TENTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing without a meeting to the taking of any action is specifically denied.

     ELEVENTH.

          (a) Notwithstanding any other provisions of Title 18 of the Oklahoma Statutes, the Corporation shall not engage in any business combination with any current or former interested shareholder for a period of three (3) years following the date that such person became an interested shareholder, unless:

             (i) prior to the date on which a person becomes an interested shareholder, the board of directors of the Corporation approved either the business combination or the transaction which resulted in the person becoming an interested shareholder;

             (ii) upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned of record or beneficially capital stock having at least eighty-five percent (85%) of all voting power of the Corporation at the time the transaction commenced, excluding for purposes of determining such voting power the votes attributable to those shares owned of record or beneficially by:

                a. persons who are directors and also officers, and

                b. employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

             (iii) on or subsequent to such date, the business combination is approved by the continuing board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of all voting power which is not attributable to shares owned of record or beneficially by the interested shareholder.

          (b) The restrictions contained in this section shall not apply if:

             (i) the business combination is proposed prior to the consummation of the business transaction and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which:

                a. constitutes one of the transactions described in subparagraph
           (ii) of this paragraph,

                b. is with or by a person who either was not an interested shareholder during the previous three (3) years or who became an interested shareholder with the approval of the Corporation's board of directors, and

                c. is approved or not opposed by a majority of the members of the board of directors then in office, but not less than one, who were directors prior to any person becoming an interested shareholder during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors;

             (ii) the proposed transactions referred to in subparagraph (i) of this paragraph are limited to:

                a. a share acquisition pursuant to Section 1090.1 of Title 18 of the Oklahoma Statutes, or a merger or consolidation of the Corporation, except for a merger in respect of which pursuant to subsection F of Section 1081 of Title 18 of the Oklahoma Statutes, no vote of the shareholders of the Corporation is required, or

                b. a sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation, other

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

           than to any direct or indirect wholly-owned subsidiary or to the Corporation, having an aggregate market value equal to fifty percent (50%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation, or

                c. a proposed tender or exchange offer for outstanding stock of the Corporation which represents fifty percent (50%) or more of all voting power of the Corporation, or

             (iii) a person becomes an interested shareholder inadvertently and:

                a. as soon as practicable divests sufficient shares so that the person ceases to be an interested shareholder, and

                b. would not, at any time within the three (3) year period immediately prior to a business combination between the Corporation and such person, have been an interested shareholder but for the inadvertent acquisition.

          The Corporation shall give not less than twenty (20) days notice to all interested shareholders prior to the consummation of any of the transactions described in divisions (i) or (ii) of this subparagraph.

          (c) As used in this section only:

             (i) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

             (ii) "all voting power" means the aggregate number of votes which the holders of all classes of capital stock of the Corporation would be entitled to cast in an election of directors generally;

             (iii) "associate", when used to indicate a relationship with any person, means:

                a. any corporation or organization of which such person is a director, officer or partner or is, of record or beneficially, the owner of outstanding stock of the Corporation having twenty percent (20%) or more of all voting power of the Corporation,

                b. any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and

                c. any relative or spouse of such person, or any relative of such spouse, who has the same residence of such person;

             (iv) "beneficial ownership" shall have the meaning ascribed to such term by Rule 13d-3 under the Securities Exchange Act of 1934, 15 U.S.C.
        Section 78a et seq., as amended, except that a person shall be deemed to be the owner or beneficial owner of securities of which he has the right to acquire ownership either immediately or only after the passage of any time or the giving of notice or both; provided, however, that a person shall not be deemed the owner or beneficial owner of any stock if:

                a. the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to more than ten persons, or

                b. the stock is tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates, until such tendered stock is accepted for purchase or exchange;

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

             (v) "business combination", when used in reference to any corporation and any interested shareholder of such corporation, means:

                a. any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with:

                    (1) the interested shareholder, or

                    (2) any other corporation if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving corporation,

                b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, except as proportionately as a shareholder of such corporation, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation,

                c. any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested shareholder, except:

                    (1) pursuant to the exercise, exchange or conversion of
               securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such,

                    (2) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested shareholder became such, or

                    (3) pursuant to an exchange offer by the corporation to
               purchase stock made on the same terms to all holders of said stock; provided, however, that in no case under divisions (2) and
               (3) of this subparagraph shall there be an increase in the interested shareholder's proportionate share of the stock of any class or series of the corporation or of all voting power of the corporation,

                d. any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, or all voting power, of the corporation or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested shareholder,

                e. any receipt by the interested shareholder of the benefit, directly or indirectly, except proportionately as a shareholder of such corporation, of any loans, advances, guarantees, pledges, or other financial benefits, other than those expressly permitted in subparagraphs a. through d. of this paragraph, provided by or through the corporation or any direct or indirect majority-owned subsidiary, or

                f. any share acquisition pursuant to Section 1090.1 of Title 18 of the Oklahoma Statutes;

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

             (vi) "control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who owns, of record or beneficially, outstanding stock of the corporation having twenty percent (20%) or more of all voting power of the corporation shall be presumed to have control of such corporation, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such corporation;

             (vii) "group" means two or more persons who agree to act together for the purpose of acquiring, holding, voting or disposing of securities of the corporation;

             (viii) a. "interested shareholder" means:

                (1) any person, other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation, that:

                    (a) owns of record or beneficially outstanding stock of the
               Corporation having fifteen percent (15%) or more of all voting power of the Corporation, or

                    (b) is an affiliate or associate of the Corporation and
               owned of record or beneficially outstanding stock of the Corporation having fifteen percent (15%) or more of all voting power of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and

                (2) the affiliates and associates of such person;

             b. the term "interested shareholder" shall not include any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that such person shall be an interested shareholder if thereafter he acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person;

             c. for the purpose of determining whether a person is an interested shareholder, the stock of the Corporation deemed to be outstanding shall include stock owned of record or beneficially by such person, but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

             (ix) "person" means any individual, corporation, partnership, unincorporated association, any other entity, any group and any member of a group.

     TWELFTH. The board of directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. Of the directors chosen at the first stockholders' meeting, the term of office of those of the first class shall expire at the first annual meeting after their election; the term of office of those of the second class shall expire at the second annual meeting after their election; and the term of office of those of the third class shall expire at the third annual meeting after their election. At each annual meeting held after such classification and election, directors shall be chosen for a full term of three years to succeed those whose terms expire. When the number of directors is changed any newly created directorship or any decrease in directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased by the board of directors, there shall be no classification of the additional directors until the next annual meeting of stockholders.
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

     Subject to the rights, if any, of the holders of Preferred Stock to elect directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of the class for which each such director has been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

     THIRTEENTH.

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

          (d) The Corporation may purchase (upon resolution duly adopted by the board of directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          (e) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
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

          (f) Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

     FOURTEENTH. The provisions of this Article and Articles NINTH through THIRTEENTH of this Amended and Restated Certificate of Incorporation shall not be altered, amended or repealed except by the affirmative vote of the holders of capital stock entitled to cast at least 80% of the votes entitled to be cast thereon.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by J. Larry Nichols, its President and Chief Executive Officer, and attested by Marian J. Moon, its Secretary this 10th day of December, 1998.

                                            /s/ J. LARRY NICHOLS
                                            ------------------------------------
                                            J. Larry Nichols,
                                            President and Chief Executive
                                            Officer

ATTEST:

/s/ MARIAN J. MOON
--------------------------------
Marian J. Moon,
Corporate Secretary

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